Exhibit 99.1

Independent Auditors’ Report

Board of Directors

Spitfire Control, Inc.

Crystal Lake, Illinois

We have audited the accompanying consolidated balance sheets of Spitfire Control, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spitfire Control, Inc. at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

August 13, 2012

SPITFIRE CONTROL, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 and 2010

ASSETS
	2011	2010
Current Assets
Cash	$580,710	$924,621
Marketable securities	16,460	17,270
Accounts receivable, net	4,675,404	5,774,586
Inventories	4,931,789	3,767,142
Other current assets	202,766	178,880

Total current assets	10,407,129	10,662,499

Property and equipment, net	1,012,752	1,157,293

Non-current assets
Patent, net	800,012	933,344
Other non-current assets	165,523	222,085

Total non-current assets	965,535	1,155,429

Total assets	$12,385,416	$12,975,221

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Line of credit	$—	$1,500,000
Accounts payable	15,319,766	10,706,512
Accrued expenses	457,110	278,841

Total current liabilities	15,776,876	12,485,353
Non-current liabilities
Other non-current liabilities	431,161	371,235

Total liabilities	16,208,037	12,856,588

Stockholders’ Equity (Deficit)
Total Spitfire Control, Inc. Equity	(258,214)	1,615,340
Noncontrolling interests in variable interest entities	(3,564,407)	(1,496,707)

Total stockholders’ equity (deficit)	(3,822,621)	118,633

Total liabilities and stockholders’ equity	$12,385,416	$12,975,221

See accompanying notes to consolidated financial statements.

SPITFIRE CONTROL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

	2011	2010
Revenue	$47,060,668	$54,902,495
Cost of goods sold	43,139,045	45,934,436

Gross profit	3,921,623	8,968,059
Operating expenses	7,515,579	8,395,712

Operating (loss) income	(3,593,956)	572,347

Other income (expense)
Interest income	4,568	14,887
Interest expense	(61,613)	(40,879)
Other income	80,929	12,747

Total other income (expense)	23,884	(13,245)

(Loss) income before income taxes	(3,570,072)	559,102
Income taxes	49,538	60,367

Net (loss) income	(3,619,610)	498,735
Net loss attributable to noncontrolling interests	(2,067,700)	(1,170,919)

Net (loss) income attributable to Spitfire Control, Inc.	$(1,551,910)	$1,669,654

Comprehensive Income (Loss)
Net (loss) income	$(3,619,610)	$498,735
Unrealized loss on available for sale securities	(14,061)	(13,251)
Foreign currency translation adjustment	(38,747)	12,220

Comprehensive (loss) income	(3,672,418)	497,704
Comprehensive loss attributable to noncontrolling interests	(2,067,700)	(1,170,919)

Comprehensive (loss) income attributable to Spitfire Control, Inc.	$(1,604,718)	$1,668,623

See accompanying notes to consolidated financial statements.

SPITFIRE CONTROL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Loan to Shareholder	Noncontrolling Interest	Total Equity
Balances, January 1, 2010	$1,000	$744,642	$(19,961)	$(351,464)	$(325,788)	$48,429
2010 net income (loss)	—	1,669,654	—	—	(1,170,919)	498,735
Unrealized gains on marketable securities	—	—	(13,251)	—	—	(13,251)
Accumulated translation adjustment	—	—	12,220	—	—	12,220
Distributions	—	(427,500)	—	—	—	(427,500)

Balances, December 31, 2010	1,000	1,986,796	(20,992)	(351,464)	(1,496,707)	118,633
2011 net income (loss)	—	(1,551,910)	—	—	(2,067,700)	(3,619,610)
Unrealized gains on marketable securities	—	—	(14,061)	—	—	(14,061)
Accumulated translation adjustment	—	—	(38,747)	—	—	(38,747)
Repayments of shareholder loan	—	—	—	351,464	—	351,464
Distributions	—	(620,300)	—	—	—	(620,300)

Balances, December 31, 2011	$1,000	$(185,414)	$(73,800)	$—	$(3,564,407)	$(3,822,621)

SPITFIRE CONTROL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 and 2010

	2011	2010
Cash flow from operating activities
Net (loss) income	$(3,619,610)	$498,735
Adjustments to reconcile net (loss) income to net cash flows from operating activities
Depreciation and amortization	489,358	361,845
Gain on disposal of property and equipment	—	(164)
Changes in assets and liabilities
Accounts receivable	1,099,182	(367,090)
Inventories	(1,164,647)	1,389,051
Other current assets	9,787	(36,186)
Accounts payable	4,613,254	421,218
Accrued expenses	178,269	(109,765)
Other non-current liabilities	59,926	132,313

Net cash flows from operating activities	1,665,519	2,289,957

Cash flows from investing activities
Capital expenditures	(235,041)	(1,887,084)
Proceeds from the sale of equipment	—	54,789

Net cash flows from investing activities	(235,041)	(1,832,295)

Cash flows from financing activities
Net (repayments) advances from line of credit	(1,500,000)	500,000
Payments received on note receivable - stockholders	351,464	—
Distributions to stockholders	(620,300)	(427,500)

Net cash flows from financing activities	(1,768,836)	72,500

Effect of exchange rate changes on cash	(5,553)	(1,015)

Net changes in cash and cash equivalents	(343,911)	529,147
Cash and cash equivalents - beginning of year	924,621	395,474

Cash and cash equivalents - end of year	$580,710	$924,621

Supplemental cash flow information:
Cash paid for interest	$61,613	$40,879
Cash paid for income taxes	49,538	60,367

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

Note A

Summary of Significant Accounting Policies

Nature of Operations

Spitfire Control, Inc. (“Spitfire”) is an Illinois corporation that designs and engineers controls for appliances used by its customers in the manufacturing process. Customers are primarily located in the US and Canada.

The principal shareholder of Spitfire Control, Inc. also owns a majority share of High Point, LLC (“High Point”). High Point, doing business as Spitfire International, is an Illinois limited liability company that owns 92% of Sherbet Investments, Limited, which owns 100% of Spitfire Control (Cayman) Co Ltd. High Point also owns 99.99% of DAC (as hereafter defined).

Digital Appliance Controls de Mexico, S.A. de C.V. (“DAC”) is a Mexican corporation that provides manufacturing services to Spitfire Consolidated (as hereafter defined) under a maquilladora agreement. All materials, finished goods, and equipment used and produced by DAC are provided by Spitfire Consolidated and remain property of Spitfire Consolidated at all times.

Sherbet Investments, Limited. (“Sherbet”) is a holding company and is owned 92% by High Point and 8% by an individual.

Spitfire Control (Cayman) Co Ltd. (“Cayman”) is a holding company that owns 100% of the stock in Spitfire Control (Vietnam) Co Ltd.

Spitfire Control (Vietnam) Co Ltd. (“SPV”) is a Vietnamese corporation that manufactures goods to be sold and distributed by Spitfire.

Principles of Consolidation

The consolidated financial statements for the VIEs include the accounts of, High Point, DAC, Cayman, and SPV (collectively “Spitfire International”) and Spitfire (Spitfire and Spitfire International are referred to collectively as “Spitfire Consolidated”).

Spitfire Consolidated follows accounting principles generally accepted in the United States of America (“US GAAP”) for consolidation of related companies, which provides a framework for identifying variable interest entities (“VIEs”) and determining when a reporting company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

A VIE must be consolidated if the reporting enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Spitfire has identified High Point, DAC, SPV and Cayman to be VIEs of which Spitfire is the primary beneficiary and therefore their accounts have been included in these consolidated financial statements.

The following VIE disclosures aggregate all of the Spitfire Consolidated’s VIEs because separate reporting would not provide more useful information regarding whether or not to aggregate similar VIEs is based on quantitative and qualitative information regarding the risk and reward characteristics and significance of each VIE to Spitfire Consolidated.

The classification and carrying amounts of the variable interest entities’ assets and liabilities that have been consolidated in Spitfire International’s financial statements are as follows:

	2011	2010
Assets
Cash and cash equivalents	$74,768	$287,525
Accounts receivable	7,962	22,932
Intercompany receivables (a)	1,213,200	933,208
Inventories	3,008,016	3,921,342
Other current assets	115,451	60,634
Property and equipment, net	998,169	1,130,286
Other non-current assets	79,685	—
Intercompany notes receivable (a)	5,445,364	6,070,686

Total assets	$10,942,615	$12,426,613

Liabilities
Accounts payable	$2,665,583	$836,346
Intercompany payables (a)	9,654,976	8,094,472
Accrued expenses	230,820	211,013
Investment in subsidiary (a)	124,667	1,336,997
Intercompany notes payable (a)	5,445,364	5,445,364
Other non-current liabilities	601,902	371,235

Total liabilities	$18,723,312	$16,295,427

(a) - These amounts eliminate in the consolidation process.

Foreign Currency Translation

The U.S. dollar is the functional currency for Spitfire, High Point, Cayman, and SPV. The functional currency of DAC in Mexico is its local currency. Substantially all intercompany transactions are conducted in U.S. dollars.

Fair Value of Financial Instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements define financial instruments, define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurements, and require enhanced disclosures regarding fair value measures.

The fair value hierarchy levels which prioritize observable and unobservable inputs are:

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets or liabilities

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data

Level 3: Unobservable inputs that are used when little or no market data is available

Spitfire Consolidated’s short-term financial instruments consist of the following: cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The carrying values of these short-term financial instruments approximate their estimated fair values based on the instruments’ short-term nature.

Marketable securities are carried at fair value based on quoted market prices. Marketable securities consist of publicly traded equity securities with readily determinable fair values and have therefore been valued at fair values using Level 1 input. These securities are classified as available-for-sale securities, and therefore adjustments to market value are recorded as a separate component of equity. Realized gains and losses upon disposition are determined using the specific identification method.

For the fiscal years ended December 31, 2011 and 2010, there have been no changes in the application of valuation methods applied to similar assets and liabilities.

Revenue Recognition

Spitfire Consolidated recognizes revenue when the customer takes ownership, generally upon product shipment, and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

Cash and Cash Equivalents

Spitfire Consolidated defines cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. Cash equivalents consist of depository accounts with financial institutions at December 31, 2011 and 2010.

Spitfire Consolidated maintains cash balances primarily with one bank. Cash balances in the United States are in non-interest bearing accounts and therefore are 100% insured by the Federal Deposit Insurance Corporation (“FDIC”). Additionally, Spitfire Consolidated has cash accounts for its various foreign sales offices located in countries outside the US which are not insured. These deposits, valued in US dollars, are approximately $70,000 and $238,000 at December 31, 2011 and 2010, respectively. Management does not believe a risk of loss exists related to these concentrations.

Accounts Receivable

Spitfire Consolidated reviews customers’ credit history before extending unsecured credit and believes credit risk on accounts receivable is minimized as a result of the nature of Spitfire Consolidated’s customer base. Invoices are due 30 to 60 days after presentation. Spitfire Consolidated does not accrue interest on past due accounts receivable. Accounts receivable over 90 days are considered past due. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for doubtful accounts of approximately $9,790 and $154,036 at December 31, 2011 and 2010, respectively.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in revenues. Shipping and handling costs incurred by Spitfire Consolidated of approximately $197,000 in 2011, compared to $152,000 in 2010, have been included in cost of goods sold.

Inventories

Spitfire Consolidated’s inventories consist of raw materials and finished goods. Inventories are stated at the lower of cost or market value; cost is determined by the first-in, first-out method. Cost includes materials, labor, and manufacturing overhead related to the production of inventories. Inventory reserves are calculated based on future usage and/or management’s best estimate.

Property and Equipment

Property and equipment are stated at cost. Provisions for depreciation and amortization of property and equipment are computed using straight-line methods over the estimated useful lives of the assets. The lives of the assets are the approximate tax lives and are depreciated over 3 to 7 years, depending on asset type. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. For income tax reporting purposes, depreciation is calculated using applicable accelerated methods.

Expenditures for maintenance, repairs and minor renewals are charged to expense when incurred.

Patent

The patent is amortized on a straight-line basis over a period of fifteen years.

Impairment of Long-Lived Assets

Spitfire Consolidated reviews long-lived assets, including property and equipment, the patent and accrued development, for impairment whenever events or changes in business circumstances indicate that the carrying amount of these assets may not be fully recoverable. An impairment loss would be recognized when the estimated future undiscounted cash flows from the use of the asset are less than the carrying amount of that asset.

Research and Development Costs

Research and development costs are charged to operations when incurred.

Income Taxes

In 2010, Spitfire, with the consent of its stockholder, elected under the Internal Revenue Code to be an S corporation effective January 1, 2009. Approval for this status was granted by the IRS in 2010. Spitfire has therefore been treated as an S corporation in the consolidated financial statements.

In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of corporation’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these consolidated financial statements related to Spitfire Consolidated’s activity. Spitfire is subject to certain state income taxes and federal income taxes for 2008, which is an open audit year, when Spitfire was structured as a C Corporation. Spitfire believes it has recorded the appropriate provisions for these taxes.

High Point has not provided U.S. deferred taxes for a significant portion of undistributed earnings of the Spitfire Consolidated’s foreign subsidiaries. Spitfire Consolidated’s intent is to keep unrepatriated funds indefinitely reinvested outside of the United States and current plans do not demonstrate a need to repatriate to fund U.S. operations. It is not practicable to estimate the amount of additional taxes that may be payable upon distribution.

Accounting for Uncertainty in Income Taxes

The tax effects from an uncertain tax position can be recognized in the financial statements if the position is more likely than not to be sustained on audit based on the technical merits of the position. Spitfire Consolidated recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority. When applicable, interest and penalties are calculated based on guidance from the relevant tax authority and recorded in the consolidated financial statements. At December 31, 2011 and 2010 there were no uncertain tax positions recorded in the consolidated financial statements.

Foreign Currency Translation

Spitfire Consolidated’s consolidated entities are located in Mexico, Cayman Islands, and Vietnam. The functional currency of DAC in Mexico is the local currency. Accordingly, assets and liabilities of DAC are translated from the foreign currency into U.S. dollars at the exchange rates in effect at the balance sheet date while income and expenses are translated at the weighted-average exchange rates for the year. Adjustments resulting from the translation of DAC’s financial statements are classified as a separate component of equity. The functional currency of SPV in Vietnam and Cayman in the Cayman Islands is the U.S. Dollar.

Gains and losses for all transactions denominated in a currency other than the functional currency are recognized in the period incurred and included in operating expenses on the accompanying consolidated statements of operations. Foreign currency gains and losses for 2011 and 2010 were not significant.

Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined and consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations

One customer accounted for approximately 75% and 76% of net sales during 2011 and 2010, respectively. Amounts due from this customer represented approximately 79% and 70% of accounts receivable as of December 31, 2011 and 2010, respectively. Another customer accounted for approximately 20% and 23% of revenues during 2011 and 2010, respectively. Amounts due from this customer represented approximately 11% and 12% of accounts receivable as of December 31, 2011 and 2010, respectively.

One vendor accounted for approximately 79% and 84% of purchases during 2011 and 2010, respectively. No other single vendor comprised greater than 10% of purchases. Amounts due to this vendor represented approximately 93% and 97% of accounts payable as of December 31, 2011 and 2010, respectively.

Subsequent Events

Subsequent events were evaluated through August 13, 2012, the date the consolidated financial statements were available to be issued.

Note B

Inventories

Inventories consisted of the following at December 31:

	2011	2010
Raw materials	$3,124,310	$1,911,995
Finished goods	2,854,783	2,700,508

	5,979,093	4,612,503
Less reserves	(1,047,304)	(845,361)

Total inventories, net	$4,931,789	$3,767,142

Note C

Property and Equipment

The major categories of property and equipment are summarized as follows at December 31:

	2011	2010
Machinery and equipment	$2,524,491	$2,380,253
Furniture and fixtures	158,789	225,919
Leasehold improvements	100,846	113,855

Total property and equipment	2,784,126	2,720,027
Less accumulated depreciation and amortization	1,771,374	1,562,734

Net property and equipment	$1,012,752	$1,157,293

Depreciation expense was $489,360 and $361,845 for the years ended December 31, 2011 and 2010, respectively.

Note D

Patent

The patent consisted of the following at December 31:

	2011	2010
Patent	$2,000,000	$2,000,000
Less accumulated amortization	1,199,988	1,066,656

Patent, net	$800,012	$933,344

For the years ended December 31, 2011 and 2010, amortization of the patent amounted to $133,332 each year. Estimated amortization expense of the patent for each of the next five years and thereafter are:

Year	Amortization
2012	$133,332
2013	133,332
2014	133,332
2015	133,332
2016	133,332
Thereafter	133,352

Total	$800,012

Note E

Income taxes

Income tax expense (benefit) was as follows for the years ended December 31, 2011 and 2010:

	2011	2010
U.S federal	$—	$8,629
U.S state	(12,114)	34,000
Foreign	61,652	17,738

	$49,538	$60,367

For the years ended December 31, 2011 and 2010, income taxes included state income taxes due in states for which Spitfire maintained a C-Corporation status and taxes relating to Spitfire Consolidated’s foreign operations.

Note F

Line-of-Credit

Spitfire Consolidated has a $2,000,000 operating line-of-credit with a bank, collateralized by substantially all assets of Spitfire Consolidated. The bank, in its sole discretion, has the right to disallow additional advances on the line-of-credit at any time. In the event the bank disallows future advances, the outstanding line-of-credit balance must be paid by Spitfire Consolidated in 48 consecutive monthly principal payments, plus interest and fees. Interest is payable monthly at the Wall Street Journal Prime Rate (3.25% at December 31, 2011 and 2010, respectively). Outstanding borrowings on the line-of-credit were $0 and $1,500,000 at December 31, 2011 and 2010, respectively. The line-of-credit was terminated December 31, 2011.

Note G

Employee Benefit Plan, Seniority Premiums and Termination Benefits

Spitfire Consolidated has a 401(k) profit sharing plan that covers substantially all nonunion employees who meet certain eligibility requirements. Participants may contribute amounts in accordance with Internal Revenue Code regulations. Spitfire Consolidated contributes 3% of employee salary regardless of employee participation after the employee has one year of service. Participants are immediately 100% vested in the 3% contribution. Spitfire Consolidated may, at its discretion, make additional profit sharing contributions to the plan. Participants vest in Company profit sharing contributions over a six-year vesting schedule. Spitfire Consolidated made contributions of approximately $83,700 and $78,600 for the years ended December 31, 2011 and 2010, respectively.

DAC is required to accrue for seniority premiums and termination benefits. The cost obligations and other elements of seniority premiums and termination benefits for reasons other than restructuring have been determined based on computations prepared by independent actuaries at December 31, 2011 and 2010, and are included in other non-current liabilities in the consolidated balance sheets. DAC’s liability for these benefits was $363,869 and $325,194 as of December 31, 2011 and 2011, respectively.

Note H

Operating Leases

Spitfire Consolidated conducts its operations from facilities in Carpentersville, Illinois, Crystal Lake, Illinois, Springfield, Tennessee and Austin, Texas, which are leased from both nonrelated and related parties. Spitfire Consolidated’s Carpentersville facility lease with a related party expires in October 2014, but contains two five-year renewal options. Spitfire Consolidated has two leases for properties in Crystal Lake with one expiring in April 2013 and the other in May 2013. The Springfield facility lease is currently on a month-to month arrangement and the Austin facility lease expired in May 2012. Spitfire Consolidated did not renew the Austin facility lease.

DAC leases facilities in Mexico for administrative and assembly operations under a lease agreement, settled in US dollars, expiring August 2012. Spitfire Consolidated anticipates renewing the lease under a two year renewal option.

SPV leases a facility in Vietnam for its operations under a lease expiring July 2015.

Total future minimum rental payments for each of the next four years and in the aggregate are:

Year	Total	Related Party	Non-related Parties
2012	$269,297	$84,263	$185,034
2013	231,898	86,791	145,107
2014	196,338	74,125	122,213
2015	122,213	—	122,213

Total	$819,746	$245,179	$574,567

Non-related party rent expense, including real estate taxes, was approximately $571,755 and $600,666 for the years ended December 31, 2011 and 2010, respectively. Related party rent expense, including real estate taxes, was approximately $94,298 and $91,281 for the years ended December 31, 2011 and 2010, respectively.

Note I

Related Party Transactions

Spitfire Consolidated leases its main office and plant from a building partnership that is jointly owned by five employees of Spitfire Consolidated. These employees are not members of Spitfire Consolidated’s board of directors or executive officers. Total rent expense paid on these leases was $94,298 and $91,281 for the years ended December 31, 2011 and 2010, respectively.

Loans to employees are included in other current assets and are due on demand with interest at short-term applicable federal rates. The balance of these loans outstanding was $87,316 and $78,306 at December 31, 2011 and 2010, respectively. Total advances on these loans were $11,849 and $51,290. Total repayments by employees on these loans were $2,839 and $8,938 for the years ended December 31, 2011 and 2010, respectively.

Loan to shareholder is a component of equity and is due on demand with interest at short-term applicable federal rates. Total repayments by the shareholder on the loan were $351,464 and $0 for the years ended December 31, 2011 and 2010, respectively.

Note J

Subsequent Event

On May 31, 2012, pursuant to a purchase agreement, SigmaTron International, Inc. (“SigmaTron”) purchased substantially all of the assets of Spitfire Consolidated for a purchase price of: (i) the satisfaction and release of the account payable of approximately $16 million owed by Spitfire Consolidated to SigmaTron; (ii) future payments, which are based upon the annual post-closing performance of the business during each of SigmaTron’s fiscal years 2013 through 2019; and (iii) at Spitfire Consolidated’s direction, the issuance to Gregory Jay Ramsey, President, of Spitfire Consolidated of 50,000 shares of restricted common stock of the SigmaTron, 12,500 of which vest upon the closing of the transaction and 12,500 of which will vest on each of the first, second and third anniversaries of the closing of the transaction.